SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2018

Globe Photos, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6445 South Tenaya Way, B-130 Las Vegas, Nevada 89113
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-722-6113

_____________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2018, our Board of Directors appointed Tucker DiEdwardo as our Chief Operating Officer.

Tucker DiEdwardo

Mr. DiEdwardo, age 71, has been the owner of TD Ventures, LLC, a special event and entertainment marketing company, from 2013 to the present. As described more fully below, we have engaged TD Ventures, LLC as a consultant to our company. From 2005 to 2013, Mr. DiEdwardo worked as President of LVI Global, LLC, an internationally recognized leader in postgraduate live-patient dental education with over 9,500 alumni from 46 countries. Mr. DiEdwardo has a Bachelor of Science/Education from Southern Connecticut State University. He also has a Master’s Degree of Science/Education from the same institution.

Aside from that provided above, Mr. DiEdwardo does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

On November 20, 2018, our Board of Directors appointed Jerry Nadal as a member of the Board of Directors.

Jerry Nadal

Nadal brings to Globe Photos more than 30 years of experience in the entertainment industry, specializing in the production of live performances. He currently serves as senior vice president of the resident shows division of Cirque du Soleil, where he is responsible for all six ongoing Las Vegas shows and others in several cities worldwide involving more than 2,000 performers from over 40 countries.

His operational responsibilities also include supervising the Cirque du Soleil sales and marketing team that oversees $500 million in annual revenues, and managing Cirque du Soleil’s operating partnerships with Disney, Universal, MGM Resorts International, Treasure Island Hotel & Casino, Stage Entertainment, Michael Jackson Estate, and Apple Records.

There were no arrangements or understandings between Mr. Diedwardo, Mr. Nadal and any other persons pursuant to which he was selected as Chief Operating Officer and director, respectively.

There are no family relationships between Mr. Diedwardo and any of our directors or executive officers.

Aside from the company’s consulting contract with TD Ventures, LLC, Mr. Diedwardo has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Mr. Nadal has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

Consulting Agreements

On November 15, 2018, we entered into a consulting agreement with TD Ventures, LLC. The agreement may be terminated by either party with or without cause on 90 days’ notice. We agreed to compensate TD Ventures, LLC $7,000 monthly and we granted Mr. DiEdwardo a ten year option to purchase 5,250,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

On November 15, 2018, we entered into a consulting agreement with Scott Black, our Chief Legal Officer. The agreement may be terminated by either party with or without cause on 30 days’ notice. We granted Mr. Black a ten year option to purchase 7,500,000 shares of our common stock at an exercise price of $0.05 per share. The option is 100% vested on issuance.

2

SECTION 8 – Other Events

Item 8.01	Other Events

On November 6, 2018, we issued a press release concerning the appointment of Mr. DiEdwardo as COO. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On November 20, 2018, we issued a press release concerning the appointment of Mr. Nadal as a director. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

10.1 Consulting Agreement with TD Ventures, LLC, dated November 15, 2018

10.2 Consulting Agreement with Scott Black, dated November 15, 2018

10.3 Press Release, dated November 6, 2018

10.4 Press Release, dated November 20, 2018

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Globe Photos, Inc.

/s/ Stuart Scheinman

Stuart Scheinman
Chief Executive Officer

Date: November 28, 2018

4